UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2012

BIOSCRIP, INC. (Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-048966-4
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Clearbrook Road, Elmsford, New York		10523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On March 8, 2012, the Compensation Committee of the Board of Directors of BioScrip, Inc. (the “Company”) approved contingent cash awards in the aggregate amount of $930,000 to a total of seventeen of the Company’s executives.

The awards were made in recognition of the efforts and leadership of those individuals toward accomplishing the Company’s strategic assessment to shift its primary business focus to the Infusion/Home Health Services segment of the Company’s business.  The awards will be paid subject to and upon completion of the transaction contemplated by the Community Pharmacy and Mail Business Purchase Agreement dated as of February 1, 2012 (the “Pharmacy Services Asset Sale”) by and among Walgreen Co. (and certain subsidiaries) and the Company (and certain subsidiaries) which was previously reported in a Current Report on Form 8-K filed on February 3, 2012.

Rick Smith, the Company’s President and Chief Executive Officer and Mary Jane Graves, the Company’s interim Chief Financial Officer and Treasurer will receive $325,000 and $200,000, respectively, of the total amount awarded, subject to and upon the closing of the Pharmacy Services Asset Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 14, 2012	By:	/s/ Richard M. Smith
Richard M. Smith President and Chief Executive Officer